UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 28, 2003

JOHN HANCOCK FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

1-15607

(Commission File Number)

DELAWARE (State or other jurisdiction of incorporation)	04-3483032 (I.R.S. Employer Identification No.)

John Hancock Place

Boston, Massachusetts 02117

(Address of principal executive offices and zip code)

(617) 572-6000

(Registrant’s telephone number, including area code)

Item 5.	Other Events.

On September 28, 2003, John Hancock Financial Services, Inc., a Delaware corporation (“John Hancock”), and Manulife Financial Corporation, a Canadian corporation (“Manulife”) entered into an Agreement and Plan of Merger, dated as of September 28, 2003 (the “Merger Agreement”), by and among Manulife, John Hancock and Jupiter Merger Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Manulife (“Merger Co.”). In accordance with the terms of the Merger Agreement, Merger Co. will be merged with and into John Hancock with John Hancock continuing as the surviving corporation and a wholly-owned subsidiary of Manulife (the “Merger”). Upon the consummation of the Merger, each issued and outstanding share of John Hancock Common Stock, par value $0.01 per share, shall be converted into the right to receive 1.1853 of common shares of Manulife.

A copy of the Merger Agreement is filed as Exhibit 2.1 hereto.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated as of September 28, 2003, by and among Manulife Financial Corporation, John Hancock Financial Services, Inc. and Jupiter Merger Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN HANCOCK FINANCIAL SERVICES, INC.

Date: September 29, 2003	By:	/S/ THOMAS E. MOLONEY

	Name:	Thomas E. Moloney
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of September 28, 2003, by and among Manulife Financial Corporation, John Hancock Financial Services, Inc. and Jupiter Merger Corporation.

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